Exhibit 99.1

PROS Holdings, Inc. Announces Preliminary First Quarter 2015 Financial Results

HOUSTON, April 16, 2015 - PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced preliminary financial results for the first quarter ended March 31, 2015.

Based on preliminary financial information, PROS currently expects to report total non-GAAP revenue for the first quarter of 2015 in the range of $44.3 million to $44.8 million, below the Company’s guidance of $47.0 million to $49.0 million.

Non-GAAP operating loss for the first quarter of 2015 is expected to be $3.1 million to $3.6 million, compared to guidance of non-GAAP operating loss of $1.0 million to $2.5 million. Non-GAAP loss per share for the first quarter of 2015 is expected to be $0.09 to $0.10 compared to guidance of non-GAAP loss per share of $0.04 to $0.07. Non-GAAP net loss excludes non-cash share-based compensation, intangible amortization, and amortization of debt discount and issuance costs.

CEO Andres Reiner stated, “Our shortfall in license and services revenue for the first quarter was primarily driven by a higher mix of subscription bookings than expected, which had an impact on our recognized revenue in the quarter, and which we anticipate will be recognized in future periods.  Our strong sales momentum continued with total bookings in the quarter growing by 20% year over year, in line with our expectations.  We believe the trends underlying our business are healthy, and we remain focused on executing against our strategy.”

These preliminary, unaudited estimates are based on management’s initial review of operations for the quarter ended March 31, 2015, and remain subject to change based on management’s ongoing review of the first quarter results and the completion of financial closing procedures. Therefore, actual results may differ materially from these estimates. In addition, the above estimates do not present all information necessary for an understanding of the Company's financial condition as of March 31, 2015.

First Quarter 2015 Conference Call Information

PROS Holdings, Inc. will host a conference call on Thursday, May 7, 2015, at 4:30 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 888-504-7963 (toll-free) or 719-325-2432, and enter pass code 3525998. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until May 14, 2015, at 877-870-5176 (toll-free) or 858-384-5517 using the pass code 3525998.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has completed over 800 implementations of its solutions in more than 55 countries. The PROS team comprises more than 1,000 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ revenue recognition expectations, momentum and future financial performance; and management's confidence and optimism. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and the risk that PROS’ revenue model will not continue to provide predictability of the PROS business, including the visibility into the amount and mix of our revenues, (b) the risk that we will face increased competition as part of entering new markets, (c) the risk that the market for PROS’ software does not grow as anticipated, (d) the challenges associated with selling, installing, and delivering PROS' products and services, (e) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (f) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (g) the risk that we will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (h) the risk that PROS will not be able to maintain historical maintenance renewal rates, (i) personnel and other risks associated with growing a business generally, (j) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (k) the impact of currency fluctuations on PROS’ results of operations, (l) civil and political unrest in regions in which PROS operates, (m) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (n) the risk that fluctuations in our earnings by jurisdiction could require changes in our valuation allowance against our deferred tax assets resulting in non-cash charges in future periods to our income tax provision and related effective tax rate. Additional information relating to the uncertainty affecting the PROS business is contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain forward-looking non-GAAP financial measures. This information includes non-GAAP revenue, income (loss) from operations, bookings, and net income (loss) per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review these non-GAAP measures to their most directly comparable GAAP financial measure as described below. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. The forward-looking non-GAAP financial measures included in this release, non-GAAP revenue, non-GAAP income (loss) from operations, and non-GAAP income (loss) per share (collectively the "non-GAAP financial measures"), are as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software, SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, impairment of internal-use software, as well as the tax consequences associated with the stock-based compensation costs arising from our acquisitions of Signal Demand and Cameleon Software.  The non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

•
Bookings: We define bookings to include all items with a revenue implication, including both new contracts and renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant a substitute measure for revenue in accordance with GAAP. We believe our annual bookings growth projection is useful to investors as an additional means to reflect our annual business performance.

These non-GAAP estimates are not measures of financial performance prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Staci Mortenson, 713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson, 713-335-5310
ydonaldson@pros.com